UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

March 27, 2012

Date of Report (Date of earliest event reported)

Morris Business Development Company

 (Exact name of registrant as specified in its charter)

California	0-26770	95-2449457
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

220 Nice Lane #108, Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

310 493 2244

Registrant’s telephone number, including area code

Electronic Media Central

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

A.   Resignation of Director

On March 22, 2012, Charles Yesson notified the Board Chairman orally and confirmed in writing on March 27, 2012, his resignation without cause from the Board and Audit Committee responsibilities effective March 27, 2012. Mr. Yesson’s resignation was a personal decision related to a change in his activities and he preferred resignation to termination and his decision was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

B.   Appointment of New Directors

On March 20, 2012 two new members of the Board were approved by a majority of the shareholders effective their mutual acceptancewhich occurred on March 20, 2012 for Mr. Rademaker and March 22, 2012 for Mr. Traylor. The new Directors agreed to serve as Directors for the next twelve until March 27, 2013 or until each or both are succeeded, duly elected and qualified. Mr. Rademaker will also serve as the Head of the Valuation Committee and the existing Board Member Mr. Lawrence Williams will serve as Head of the Audit for the next twelve months with Mr. Yesson’s resignation.The Board has determined that neither Mr. Rademaker or Mr. Traylor are “interested” persons of the Company as such term is defined in Section 2(a)(19) under the Investment Company Act of 1940, as amended. Messrs. shall receive compensation as an independent director in accordance with the Company’s compensation practices to be developed in the first Quarter of 2013. Biographical and other information for Messrs.Rademaker and Traylor are set forth below.

Mr. Glenn Traylor of San Juan Capistrano California comes to us most importantly with 35-years’ experience in Real Estate Finance as an instructor in financial seminars and property sales. He holds a BA in Psychology and Geography from Elmhurst College and multi state licensed as a Mortgage and Real Estate Broker. His many contacts are important to our finding BDC investment opportunities.

Mr. Paul Rademaker from Laguna Hills of Rademaker Consulting brings us 30-years of business management experience including positions of chief operations officer, chief financial officer and president in an array of companies. He spent 15years specialized in turning around financially troubled companies as well as a consultant to start-up, small and medium size companies in the areas of process flow, administration, and business planning and budget controls. He holds a BS in Chemistry and an MBA in Finance from California State University.

3.02 Unregistered sales of Equity Securities

At the March 20, 2012 Board of Directors and Shareholders meeting, with Mr. Williams as the independent director, the majority present authorized long-term debt holder of the Company to convert up to a maximum of $100,000 into common shares at $0.02 per share.

8.01. Other Events

At our most recent Board Meeting of March 20, 2012, the Board unanimously approved the MBDE Company focus on seeking acquisitions of selected profitable, positive cash flow, scalable portfolio companies and capital to facilitate these acquisitions. We believe these target acquisitions can benefit most from the MBDE business model of providing capital and substantial advice from a Business Development Company registered under the 1949 Investment Act (“BDC”).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morris Business Development Company

Date: June 27, 2010	By:	/s/ George P. Morris, PhD
George Morris
President

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